Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
The Toro Company:

We consent to incorporation by reference in the Registration Statement No. 333-142282 on Form S-3 and in Registration Statements (Nos. 333-03505, 333-44879, 333-36166, 333-47260, 333-57198, 333-89260, 333-89262, 333-135033, 333-119504, and 333-119506) on Form S-8 of The Toro Company of our report dated December 21, 2007, relating to the consolidated balance sheets of The Toro Company and subsidiaries as of October 31, 2007 and 2006, and the related consolidated statements of earnings, cash flows, and changes in stockholders’ equity and comprehensive income and related financial statement schedule for each of the years in the three year period ended October 31, 2007, and the effectiveness of internal control over financial reporting as of October 31, 2007, which report is included in the annual report on Form 10-K of The Toro Company.

Our report refers to the Company’s adoption of the provisions of Statement of Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” as of October 31, 2007.

/s/ KPMG LLP

Minneapolis, Minnesota
December 21, 2007